UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2017
LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 16, 2017, Leidos, Inc., as borrower, and Leidos Holdings, Inc. entered into the First Amendment (the “Leidos Amendment”) to the Credit Agreement, dated August 16, 2016, with Citibank, N.A., as administrative agent and the other lending institutions named in the Leidos Amendment. The primary purpose of the Leidos Amendment was to (i) extend the maturity date for each of the revolving credit facility and the term loan facility by one year to 2022, (ii) modify the pricing grid for determining the applicable margin for the revolving credit facility and the term facility to reduce the applicable margin by 25 basis points, and (iii) modify the pricing grid for determining the applicable percentage for commitment fees under the revolving credit facility to reduce the applicable percentage by up to 7.5 basis points, depending on the company’s senior secured leverage ratio.

On August 16, 2017, Leidos Innovations Corporation, as borrower, and Leidos Holdings, Inc. entered into the Second Amendment (the “Leidos Innovations Amendment”) to the Credit Agreement, dated August 16, 2016, with Citibank, N.A., as administrative agent and the other lending institutions named in the Leidos Innovations Amendment. The primary purpose of the Leidos Innovations Amendment was to (i) extend the maturity date of the 5-year A Term Loans for one year to 2022, (ii) reduce the applicable margin for the B Term Loans outstanding immediately prior to the Leidos Innovations Amendment by 25 basis points, and (iii) modify the pricing grid for determining the applicable margins for the 3-year and 5-year A Term Loans to reduce the applicable margins by 25 basis points.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2017	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel